Exhibit 10.2

MASSEY EXECUTIVE

DEFERRED COMPENSATION PROGRAM

(Amended and Restated as of January 1, 2005)

TABLE OF CONTENTS

		Page
ARTICLE I
THE PLAN

1.01.	Name	2

1.02.	Purpose	2

1.03.	Plan Administration	2

ARTICLE II
DEFINITIONS

2.01.	Definitions	3

ARTICLE III
PARTICIPATION

3.01.	Participation	5

ARTICLE IV
MAINTENANCE OF ACCOUNTS

4.01.	Accounts	5

4.02.	Contribution Adjustments	5

4.03.	Earnings Adjustments	6

4.04.	Distribution Adjustments	6

4.05.	Forfeiture Adjustments	6

4.06.	Vesting	6

ARTICLE V
INVESTMENT OPTIONS

5.01.	Investment Options Accounts	6

5.02.	Election of Investment Options	6

5.03.	Method of Crediting Earnings Adjustments	6

ARTICLE VI
ACCOUNT DISTRIBUTIONS AFTER TERMINATION OF SERVICE

6.01.	Account Distributions After Termination of Service	7

i

ARTICLE VII
OTHER DISTRIBUTION EVENTS

7.01.	Change of Control	8

7.02.	Unforeseeable Emergency	8

7.03.	Withdrawals of Non-409A Funds	9

7.04.	Withdrawals of 409A Funds.	9

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.01.	Participant Rights in the Unfunded Plan	10

8.02.	Non-Assignability	10

8.03.	Termination or Amendment of Plan	10

8.04.	Continuation of Employment	10

8.05.	Responsibility for Legal Effect	10

8.06.	Withholding	11

8.07.	Other Compensation Plans	11

8.08.	Plan Binding on Successors	11

8.09.	Singular, Plural; Gender	11

8.10.	Controlling Law	11

8.11.	Electronic Administration	11

8.12.	Nonqualified Deferred Compensation Plan Omnibus Provision	11

ARTICLE IX
ADOPTION

EXHIBIT I		13

ii

MASSEY EXECUTIVE

DEFERRED COMPENSATION PROGRAM

(Amended and Restated as of January 1, 2005)

THIS INSTRUMENT amends and restates the Massey Executive Deferred Compensation Program as previously amended and restated as of January 1, 2005.

WITNESSETH:

WHEREAS, Fluor Corporation heretofore maintained three separate deferred compensation programs for its key employees, this Plan which covered deferrals of incentive compensation, the Fluor Corporation and Subsidiaries Executive Deferred Salary Program (the “Deferred Salary Program”) which covered the deferral of salary and other related amounts and the Fluor Excess Benefit Plan (“Excess Benefit Plan”) which provided deferrals to compensate for benefits which would otherwise be lost to highly compensated employees as a result of the contribution and benefit limitations imposed by ERISA; and

WHEREAS, Fluor Corporation, effective as of May 1, 1995, combined all of the three foregoing unfunded deferred compensation programs for its key employees into a single program by (a) combining the Deferred Salary Program (including, without limitation, the excess 401(k) accounts previously maintained as a part of this program) with and into this Plan thereby merging all the accounts previously maintained under that Deferred Salary Program with and into this Plan and (b) by transferring the key employee accruals previously maintained under the Excess Benefit Plan from the Excess Benefit Plan into this Plan; and

WHEREAS, Fluor Corporation amended and restated the terms and conditions of the Plan as the Fluor Executive Deferred Compensation Program (formerly known as the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program) effective as of May 1, 1997; and

WHEREAS, Massey Energy Company (formerly Fluor Corporation) amended and restated the terms and conditions of the Plan as the Massey Executive Deferred Compensation Program (formerly known as Fluor Executive Deferred Compensation Program) effective as of November 30, 2000; and

WHEREAS, Massey Energy Company amended the terms and conditions of the Plan as it relates to one or more Eligible Employees pursuant to their Employment Agreement(s); and

WHEREAS, at the effective date of this January 1, 2005 amendment and restatement of the Plan, the only accounts being maintained under the Plan are those provided for in one or more Employment Agreements; and

WHEREAS, Massey Energy Company desires to amend and restate the Plan in order to provide for good faith compliance with Code Section 409A effective January 1, 2005, to the extent applicable to accounts under the Plan;

NOW, THEREFORE, the Company hereby declares that the current terms and conditions of the Massey Executive Deferred Compensation Program as amended and restated effective January 1, 2005 are as follows:

ARTICLE I

THE PLAN

1.01.	NAME. This Plan shall be known as the “Massey Executive Deferred Compensation Program”.

1.02.	PURPOSE. This Plan is amended and restated for the purpose of providing Eligible Employees with a means to satisfy future financial needs and to provide for the deferral of compensation for such employees. The Company intends that the Plan constitute an unfunded “top hat” plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees under applicable provisions of ERISA.

1.03.	PLAN ADMINISTRATION. The Plan shall be administered by the Committee in accordance with the following:

(a) The Committee, on behalf of a Participant and his Beneficiary, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(i) To determine all questions relating to the eligibility to participate;

(ii) To construe and interpret the terms and provisions of the Plan;

(iii) To compute and certify to the amount and kind of benefits payable to a Participant or his Beneficiary;

(iv) To maintain all records that may be necessary for the administration of the Plan;

(v) To provide for the disclosure of all information and the filing or provision of all reports and statements to a Participant, his Beneficiary or governmental agencies as the Committee may determine or as shall be required by law;

(vi) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan, including procedures for claims made by Participants or beneficiaries under the Plan, as are not inconsistent with the terms hereof; and

(vii) To appoint a plan administrator or any other agent, and to delegate to such person such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe. If no plan administrator is appointed or serving, the Company shall be the plan administrator.

(b) The Committee shall have full discretion to make factual determinations as may be necessary and to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and a Participant or any Beneficiary. The Committee shall administer such terms and provisions in a uniform manner and in full accordance with any and all laws applicable to the Plan.

(c) To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all Plan matters relating to any Participant, their death or other cause of termination, and such other pertinent facts as the Committee may require.

ARTICLE II

DEFINITIONS

2.01.	DEFINITIONS.

Accrual Accounts - shall mean a Participant’s Cash Retention Bonus Account, Retention Stock Account, SAR Account, Shadow Stock Vesting Account, and Other Account(s), if any.

Beneficiary - shall mean the person, persons, entity, entities or the estate of a Participant, who is designated by the Participant on a form provided by the Company to receive benefits on account of the Participant’s death, or in the absence of any designation, the personal representative of the Participant’s estate.

Board - shall mean the Board of Directors of Massey Energy Company.

Cash Retention Bonus Account - shall mean a Participant’s account maintained under the Plan to reflect allocations under the Plan of retention cash awards pursuant to the Participant’s Employment Agreement. This account may be divided into subdivisions to reflect annual or other periodic entitlements and/or vesting therein pursuant to the Participant’s Employment Agreement as determined from time to time by the Committee.

Change of Control - “Change of Control” of the Company shall be deemed to have occurred if, (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

Code - shall mean the Internal Revenue Code of 1986, as amended, and, to the extent not inconsistent therewith, regulations and other guidance issued thereunder.

Committee - shall mean the Compensation Committee of the Company.

Company - shall mean Massey Energy Company.

Effective Date - shall mean May 1, 1995 (the original effective date of the Plan). The effective date of this amendment and restatement of the Plan is January 1, 2005.

Eligible Employee - shall mean any employee of the Company or its subsidiaries who has been specifically designated as eligible for participation in the Plan by the Committee and until the earlier of such time as such person ceases to be an employee of the Company and its subsidiaries or such time as the Committee decides he should no longer actively participate in the Plan.

Employment Agreement - an Employment Agreement entered into by and between Massey Energy Company or one of its subsidiaries and an Eligible Employee which expressly provides for contributions to the Plan.

ERISA - shall mean the Employee Retirement Income Security Act of 1974, as amended.

409A Funds - shall mean that part of any account balance considered to be deferred compensation and covered by the rules of Code Section 409A.

Investment Options - shall mean the investment options shown on Exhibit I.

Non-409A Funds - shall mean that part of any account balance not considered to be deferred compensation covered by the rules of Code Section 409A.

Normal Retirement Age - shall mean 65 years of age.

Other Account(s) - shall mean a Participant’s account(s) maintained under the Plan to reflect allocations under the Plan of amounts other than retention cash awards, retention stock awards, stock appreciation rights and shadow stock units pursuant to the Participant’s Employment Agreement. This account may be divided into subdivisions to reflect annual or other periodic entitlements and/or vesting in amounts therein pursuant to the Participant’s Employment Agreement as determined from time to time by the Committee.

Participant - an Eligible Employee for whom one or more Accrual Accounts are maintained under the Plan.

Plan - shall mean the Massey Executive Deferred Compensation Program the terms of which are set forth herein.

Plan Year - shall mean the calendar year.

Profit Sharing Plan - shall mean the Coal Company Salary Deferral and Profit Sharing Plan of A. T. Massey Coal Company, Inc.

Retention Stock Account - shall mean a Participant’s account maintained under the Plan to reflect allocations under the Plan of retention stock awards pursuant to the Participant’s Employment Agreement. This account may be divided into subdivisions to reflect annual or other periodic entitlements and/or vesting therein pursuant to the Participant’s Employment Agreement as determined from time to time by the Committee.

SAR Account - shall mean a Participant’s account maintained under the Plan to reflect allocations under the Plan of stock appreciation rights pursuant to the Participant’s Employment Agreement. This account may be divided into subdivisions to reflect annual or other periodic entitlements and/or vesting therein pursuant to the Participant’s Employment Agreement as determined from time to time by the Committee.

Shadow Stock Vesting Account - shall mean a Participant’s account maintained under the Plan to reflect allocations under the Plan of shadow stock units pursuant to the Participant’s Employment Agreement. This account may be divided into subdivisions to reflect annual or other periodic entitlements and/or vesting therein pursuant to the Participant’s Employment Agreement as determined from time to time by the Committee.

Termination of Service - shall mean, with respect to a Participant, the cessation of his employment with the Company and its subsidiaries on account of death, disability, severance or any other reason. In determining cessation of employment by reason of separation from service for purposes of the Plan and Code Section 409A, the Company and each of the following business entities or other organizations (whether or not incorporated) which during any relevant period is so treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) shall be treated as single employer:

(a) Any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company, and

(b) Any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company.

ARTICLE III

PARTICIPATION

3.01.	PARTICIPATION. Only Eligible Employees may become Participants in the Plan. An Eligible Employee shall become a Participant when one or more Accrual Accounts are maintained under the Plan pursuant to his Employment Agreement.

ARTICLE IV

MAINTENANCE OF ACCOUNTS

4.01.	ACCOUNTS. The Company shall maintain one or more Accrual Accounts and subdivisions therefor to reflect the deferred amounts due to each Participant under the Plan, adjusted as provided for herein. The Company shall maintain adequate records to determine the portions of each Accrual Account and subdivision thereof which are 409A Funds and Non-409A Funds.

4.02.	CONTRIBUTION ADJUSTMENTS. Each Accrual Account of a Participant shall be added to as provided in the Participant’s Employment Agreement.

4.03.	EARNINGS ADJUSTMENTS. Each Accrual Account of a Participant shall be adjusted monthly (or at such intervals as the Committee provides, but not less frequently than quarterly) to reflect any gains and/or losses thereon (the “Earnings Adjustment”) in accordance with the provisions of Article V hereof.

4.04.	DISTRIBUTION ADJUSTMENTS. Each Accrual Account of a Participant shall be reduced to reflect any distributions from the Plan to the Participant or his Beneficiary.

4.05.	FORFEITURE ADJUSTMENTS. Each Accrual Account of a Participant shall be reduced to reflect any forfeiture therefrom as provided in the Participant’s Employment Agreement. Forfeitures shall occur as provided in the Participant’s Employment Agreement or in the Plan. Forfeitures shall revert to the Company.

4.06.	VESTING. A Participant shall only be entitled to that portion of his Accrual Accounts which are vested. Vesting shall occur as provided in the Participant’s Employment Agreement or in the Plan.

ARTICLE V

INVESTMENT OPTIONS

5.01.	INVESTMENT OPTIONS. The Company has selected the Investment Options described in Exhibit I any of which may be changed, modified or deleted, or additional investment options may be added, from time to time by the Committee.

5.02.	ELECTION OF INVESTMENT OPTIONS.

(a) A Participant shall allocate his Accrual Accounts among the Investment Options. Such Investment Options will be used as a measure of the investment performance of his Accrual Accounts. A Participant may specify that all or any 10% multiple (or such other multiple or a specified dollar amount as the Committee may permit) of his Accrual Accounts be deemed to be invested in one or more of the Investment Options.

(b) A Participant may reallocate the Investment Options for his Accrual Accounts once every six months (or more frequently as the Committee may permit) in 10% multiples (or such other multiple or a specified dollar amount as the Committee may permit). Unless the Committee provides for more frequent account valuations and adjustments, any reallocation will be effective as of the first day of the month (or such more frequent period as the Committee may provide) following the month (or other provided period) in which an appropriately completed form is received by the Committee. Until a Participant delivers a new Investment Option form to the Committee (or its delegate), his prior Investment Options shall control. If a Participant fails to select an Investment Option for his Accrual Accounts, he shall be deemed to have elected the Default Investment Option as provided in Exhibit I.

5.03.

METHOD OF CREDITING EARNINGS ADJUSTMENTS. Earnings Adjustments will be credited to each Participant’s Accrual Accounts as follows: As of the last day of each month (or such more frequent period as the Committee may provide) in which any amount remains credited to the Accrual Accounts of the Participants, each portion of such accounts deemed invested in a particular Investment Option shall either be credited or debited with an amount equal to that determined by multiplying the balance of such portion of such account as of the last day of the preceding month (or such more frequent period as the Committee may provide) by the return rate for that month (or other provided period) for the applicable Investment Option. As to the applicable amount distributed, the Company shall make crediting or debiting adjustments to each Participant’s Accrual Accounts on the last day of the month (or such more frequent period as the Committee may provide) of the date of distribution.

A Participant shall be entitled to payment of an amount equal to the vested amount in each of his Accrual Accounts in accordance with the applicable provisions of the Plan.

ARTICLE VI

ACCOUNT DISTRIBUTIONS AFTER TERMINATION OF SERVICE

6.01.	ACCOUNT DISTRIBUTIONS AFTER TERMINATION OF SERVICE. Distribution of a Participant’s vested Accrual Accounts shall be made as follows.

(a) Except as expressly provided elsewhere in the Plan, no distributions from the Plan to a Participant shall be made until the Participant’s Termination of Service.

(b) In the event of the death of a Participant prior to or after commencement of any payments hereunder, payments of the Participant’s remaining entitlement under the Plan shall be made to his Beneficiary. Any payment election for payment in installments shall continue to be effective.

(c) All distributions from the Plan shall be made in a lump sum in cash except to the extent a Participant, with the consent of the Committee, has elected a specified installment payment period for any 409A Funds. Any such election of a specified installment payment period for any 409A Funds must be filed prior to calendar year in which begins the service period with respect to which the Company contribution to which such 409A Funds are attributable relates or, if later, any election deadline permitted under Code Section 409A for such 409A Funds which the Committee permits to be utilized in the administration of the Plan (including without limitation the December 31, 2005 payment election deadline of Question and Answer 19(c) of IRS Notice 2005-1 and the deadline of six months prior to the end of the performance period for a bonus or incentive pay which is payable for a period commencing after 2004, which is performance-based compensation, is based on services performed over a period of at least twelve months (within the meaning of Code Section 409A(a)(4)(B)(iii)). Any such payment date election therefor may not be modified or revoked by the Participant after the latest time for making the election. If any distributions from the Plan are to be paid in installments, they shall be paid in a specified number (not to exceed twenty) of annual installments. If any distributions from the Plan are to be paid in installments, they shall continue to be subject to Earnings Adjustments pursuant to Article V hereof.

(d) The lump sum payment and the first installment payment, if any, shall be paid in January of the calendar year following the calendar year of a Participant’s Termination of

Service, provided, however, that (i) if the Participant’s Termination of Service occurs on December 31 and the Participant is then a “covered employee” (as defined for purposes of Code Section 162(m)(3)), no payment of that portion of any account balance which vests in the calendar year in which his Termination of Service occurs shall be made, or commence to be made, to the Participant until March 20 following the calendar year of the Participant’s Termination of Service and (ii) no payment of 409A Funds shall be made, or commence to be made, earlier than the earliest time of payment permitted under Code Section 409A coinciding with or following the Participant’s Termination of Service (including without limitation deferral of payment until six months after separation from service in the event the Participant is a key employee of a publicly traded employer).

(e) To the extent a Participant’s entitlement is paid in installments, the second installment payment shall be paid during January of the calendar year following the calendar year in which the first installment was paid and all remaining installments will be paid annually in the month of January.

(f) If Plan Earnings Adjustments are not determined on a daily valuation basis, unless otherwise determined by the Committee, any lump sum or installment payment shall be made in an initial payment and a true-up payment by paying 90% of the previous month end (or other time of valuation hereunder) balance at the designated payment date and then making a second payment truing up the payment which shall include both the remaining 10% plus an Earnings Adjustment for the month (or partial portion of the month if paid earlier than the end of the month) of the initial 90% payment, which second payment shall be made during the month following the month of the initial payment. The Committee may change the 90% and 10% figures in order to anticipate substantial fluctuations in Earnings Adjustments.

ARTICLE VII

OTHER DISTRIBUTION EVENTS

7.01.	CHANGE OF CONTROL. Notwithstanding any other Section hereof, if a Participant’s employment with the Company or its subsidiaries terminates for any reason other than death, within the two-year period beginning on the date that a Change of Control of the Company occurs, then the Company shall pay to the Participant within the first fifteen days of the month following such termination a lump sum distribution in cash of all of his Accrual Accounts. If the Participant dies after termination of employment but before payment of any amount under this Section, then such amount shall be paid to the Beneficiary within the first fifteen days of the month following the Participant’s death. Notwithstanding the foregoing, in the case of any 409A Funds, payment thereof shall not be made earlier than the earliest time of payment permitted under Code Section 409A. In addition, notwithstanding the foregoing, this Section shall not apply to any Non-409A Funds to which this withdrawal right was not available on October 3, 2004.

7.02.	UNFORESEEABLE EMERGENCY.

(a) With the consent of the Committee, a distribution of a portion of a Participant’s vested Accrual Accounts because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need plus, in the case of a withdrawal of 409A Funds if approved by the Committee, amounts necessary to pay taxes reasonably anticipated as a result of the distribution. Whether an Unforeseeable Emergency has occurred will be determined solely by the Committee. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Committee upon written request by the Participant.

(b) An “Unforeseeable Emergency” is defined as a severe financial hardship to the Participant caused by sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty, or other extraordinary and unforeseeable circumstances caused by a result of events beyond the Participant’s control. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any event, any distribution under this Section shall not exceed the amount required by the Participant to resolve the hardship after (i) reimbursement or compensation through insurance or otherwise or (ii) obtaining liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship.

(c) Notwithstanding the foregoing, this Section shall not apply to any Non-409A Funds to which this withdrawal right was not available on October 3, 2004.

7.03.	WITHDRAWALS OF NON-409A FUNDS. With the consent of the Committee, a Participant may elect by filing with the Company a form specified by the Committee, to receive an amount equal to ninety percent of his Non-409A Funds at any time prior to his Termination of Service. If the Participant makes an election described in this Section 7.03 the balance of the Participant’s Non-409A Funds not distributed to the Participant shall be forfeited to the Company; the amount to which he is entitled under this Section 7.03 shall be distributed to the Participant in a single lump sum as soon as administratively practical following such election. Notwithstanding the foregoing, this Section shall not apply to any Non-409A Funds to which this withdrawal right was not available on October 3, 2004.

7.04.	WITHDRAWALS OF 409A FUNDS. With the consent of the Committee prior to a Participant’s making a payment date election, the Participant may elect a specified payment date for any vested 409A Funds in his Other Account(s). Any such election of a specified payment date must be filed prior to calendar year in which begins the service period with respect to which the Company contribution to which such 409A Funds are attributable relates or, if later, any election deadline permitted under Code Section 409A for such 409A Funds which the Committee permits to be utilized in the administration of the Plan (including without limitation the December 31, 2005 payment election deadline of Question and Answer 19(c) of IRS Notice 2005-1 and the deadline of six months prior to the end of the performance period for a bonus or incentive pay which is payable for a period commencing after 2004, which is performance-based compensation, is based on services performed over a period of at least twelve months (within the meaning of Code Section 409A(a)(4)(B)(iii)). Any such payment date election therefor may not be modified or revoked by the Participant after the latest time for making the election. In the event of the Participant’s Termination of Service prior to the specified payment date, the payment date election shall be automatically revoked and the payment of the Participant’s Plan benefit shall be made as provided in Article VI. Any payment pursuant to this Section shall be made in a lump sum in cash or in such annual installments as the Committee may approve.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.01.	PARTICIPANT RIGHTS IN THE UNFUNDED PLAN. Any liability of the Company to any Participant with respect to any benefit shall be based solely upon the contractual obligations created by the Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company. The Company’s obligations under this agreement shall be an unfunded and unsecured promise to pay. No Participant or his designated beneficiaries shall have any rights under the Plan other than those of a creditor of the Company. Assets segregated or identified by the Company for the purpose of paying benefits pursuant to the Plan remain general corporate assets subject to the claims of the Company’s creditors.

8.02.	NON-ASSIGNABILITY. Neither a Participant nor his Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void and the Company shall thereupon have no further liability to such Participant or such Beneficiary hereunder. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any Participant or Beneficiary for the payment of debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Participant, his designated Beneficiary or any other beneficiary hereunder.

8.03.	TERMINATION OR AMENDMENT OF PLAN. The Company retains the right, at any time and in its sole discretion, to amend or terminate the Plan, in whole or in part. Any amendment of the Plan shall be approved by the Board, shall be in writing, and shall be communicated to the Participants. Notwithstanding the above, the Committee shall have the authority to change the requirements of eligibility or to modify the Investment Options hereunder. Except as provided in Section 8.12, no amendment of the Plan shall materially impair or curtail the Company’s contractual obligations arising from elections previously made or for benefits accrued prior to such amendment. Notwithstanding any other provision herein to the contrary other than prohibitions on impermissible distributions of 409A Funds under Code Section 409A, in the event of Plan termination, payment of Accrual Accounts shall occur not later than the last business day of the month following the month in which the termination is made effective.

8.04.	CONTINUATION OF EMPLOYMENT. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the employment of any Participant at any time with or without cause.

8.05.	RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of the Plan.

8.06.	WITHHOLDING. Except as prohibited by Code Section 409A for 409A Funds, the Company shall withhold from or offset against any payment or accrual made under the Plan any taxes the Company determines it is required to withhold by applicable federal, state or local laws.

8.07.	OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other incentive or other compensation plans in effect for the Company or any subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any subsidiary.

8.08.	PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

8.09.	SINGULAR, PLURAL; GENDER. Wherever appropriate in the Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.10.	CONTROLLING LAW. The Plan shall be governed by and construed in accordance with the internal law, without regard to conflict of law principles, of the Commonwealth of Virginia to the extent not pre-empted by the laws of the United States of America.

8.11.	ELECTRONIC ADMINISTRATION. Notwithstanding anything to the contrary in the Plan, the Committee may provide from time to time that Participant elections, and any other aspect of Plan administration may be made by telephonic or other electronic means rather than in paper form.

8.12.	NONQUALIFIED DEFERRED COMPENSATION PLAN OMNIBUS PROVISION.

It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Code Section 409A shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend the Plan or any election under the Plan as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Code Section 409A.

It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code Section 409A (including any transition or grandfather rules thereunder). The Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code Section 409A (including any transition or grandfather rules thereunder).

It is also intended that if any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan is considered to be nonqualified deferred compensation subject to Code Section 409A but for being earned and vested as of December 31, 2004 (i.e., Non-409A Funds), then no material modification of the Plan after October 3, 2004 shall apply to such Plan benefits which are earned and vested as of December 31, 2004 unless such modification expressly so provides.

ARTICLE IX

ADOPTION

The Company has adopted this restatement of the Plan pursuant to action taken by the Board.

As evidence of its adoption of this restatement of the Plan, Massey Energy Company has caused this document to be signed by its undersigned officer, this 22ND day of February 2005, effective January 1, 2005.

MASSEY ENERGY COMPANY

/s/ Don L. Blankenship
By:	Don L. Blankenship
Its:	Chairman, Chief Executive Officer and President

MASSEY EXECUTIVE DEFERRED COMPENSATION PLAN

EXHIBIT I

Unless otherwise provided by the Committee, the Investment Options under the Plan are the available investment options under the Profit Sharing Plan (excluding the Massey Energy Stock Fund) as in effect from time to time. As of January 1, 2005, the following Investment Options are available under the Plan:

•	INVESCO Stable Value Trust (managed by INVESCO Institutional (N.A.), Inc.).

•	INVESCO Core Fixed Income Trust (managed by INVESCO Institutional (N.A.), Inc.).

•	American Balanced Fund (managed by The American Funds Group).

•	American Fundamental Investors (managed by The American Funds Group).

•	Vanguard 500 Index (managed by The Vanguard Group, Inc.).

•	AIM Constellation Fund (managed by AIM Investors, Inc.).

•	PIMCO Renaissance Fund (managed by PIMCO Funds).

Unless otherwise provided by the Committee, the Default Investment Option under the Plan is the default investment fund under the Profit Sharing Plan. As of January 1, 2005, the Default Investment Option under the Plan is the INVESCO Stable Value Trust.